EX-99.906 CERT

SECTION 906 CERTIFICATION

M. Grier Eliasek, President and Principal Executive Officer, and Kristin Van Dask, Treasurer and Principal Financial Officer of Prospect Enhanced Yield Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Prospect Enhanced Yield Fund		Prospect Enhanced Yield Fund

/s/ M. Grier Eliasek		/s/ Kristin Van Dask
M. Grier Eliasek		Kristin Van Dask

Date:	March 6, 2026	Date:	March 6, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Prospect Enhanced Yield Fund and will be retained by Prospect Enhanced Yield Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.